PROMISSORY NOTE



$15,000,000                                          New York, New York
                                                     September 4, 1997


           FOR VALUE RECEIVED, Home Properties of New York, L.P., a New York limited partnership ("Maker"), hereby promises to pay to the order of The Chase Manhattan Bank ("Payee"), in lawful money of the United States of America in immediately available funds, at the office of The Chase Manhattan Bank located at 380 Madison Avenue, New York, New York 10017, on the Maturity Date, the principal sum of Fifteen Million U.S. Dollars (US $15,000,000) or, if less, the unpaid principal amount of all Loans made by Payee to Maker pursuant to the Credit Agreement (hereinafter defined) then outstanding.

           Maker promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until such principal amount is paid in full, at such interest rates and at such times as are provided in the Credit Agreement.

           This Promissory Note is one of the Promissory Notes referred to in the Credit Agreement dated as of September 4, 1997, among Maker, the Lenders party thereto, The Chase Manhattan Bank, as Administrative Agent, and Manufacturers and Traders Trust Company, as Co-Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") and is entitled to the benefits thereof and shall be subject to the provisions thereof. Capitalized terms used herein but not otherwise defined herein have the meaning set forth in the Credit Agreement.

           This Promissory Note is guaranteed by Home Properties of New York, Inc., a Maryland corporation, pursuant to the Guaranty. As provided in the Credit Agreement, this Promissory Note is subject to mandatory and voluntary prepayments, in whole or in part, from time to time upon the occurrence of the events specified therein.

           In case an Event of Default shall occur and be continuing, the principal of, and accrued interest on, this Promissory Note shall become or may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

           Maker hereby waives presentment, demand, protest or notice of any kind in connection with this Promissory Note.

           MAKER HEREBY EXPRESSLY ACKNOWLEDGES AND AGREES THAT THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF. TO THE EXTENT PERMITTED BY APPLICABLE LAW, MAKER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS PROMISSORY NOTE. Maker agrees that any such proceeding may, if Payee so elects, be brought and enforced in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York, or such other jurisdiction or venue as the Required Lenders so determine, and Maker hereby waives any objection to jurisdiction or venue in any such proceeding commenced in any of such courts. Maker further agrees that any process required to be served on it for purposes of any such proceeding may be served on it, with the same effect as personal service on it within the State of New York, or such other jurisdiction or venue as the Required Lenders so determine, by registered mail addressed to it at its address for purposes of notices as provided in the Credit Agreement.

           IN WITNESS WHEREOF, Maker has caused this Promissory Note to be executed and delivered by its duly authorized general partner, as of the day and year and the place first above written.

                                      HOME PROPERTIES OF
                                        NEW YORK, L.P.

                                      By: Home Properties of New York, Inc.


                                          By:/s/ Amy L. Tait
                                              Name: Amy L. Tait
                                              Title: Executive Vice President





                                    -2-